BY-LAWS
OF
ADVANCED VENTURE CORP.

ARTICLE I - OFFICES

Section 1.  The registered office of the Corporation in the State of Delaware shall be located in the City and State designated in the Certificate of Incorporation.

Section 2.  The Corporation may also have offices at such other places as the Board  of  Directors  from  time to time  appoint or the business of the corporation may require.

ARTICLE II - SEAL

Section 1. The corporate seal shall have inscribed thereon the name of the corporation, year of its organization and the words “Corporate Seal, State of Delaware”.

ARTICLE III - STOCKHOLDERS' MEETINGS

Section 1. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the stockholders shall be held on the 1st day of February in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10 O'Clock A.M., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.  If the annual meeting for election for Directors is not held on the date designated therefore, the directors shall cause the meeting to be held as soon thereafter as convenient.

Section 3. Election of Directors: Election of Directors of the corporation SHALL be by written Ballot.

Section 4. Special Meetings:  Special Meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof.  If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.  Business transacted at all special meetings shall be confined to the subjects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.  Written notice of a special meeting of stockholders stating the time and place and subject thereof, shall be given to each stockholder entitled to vote thereat, at least 10 days before such meeting, unless a greater period of notice is required by statute in a particular case.

Section 5.  Quorum:  A majority of outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting at which a quorum shall be present or represented, any business may be transacted which might have transacted at the meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section  6.  Proxies:  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for longer period.
A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  All proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 7. List of Stockholders:  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stock holders, a complete list of the stockholders entitled to vote at the meeting,  arranged in alphabetical order, and showing the address of each stockholder.  No share of stock upon which any  installment  is due and unpaid shall be voted at any  meeting.  The list  shall be open to  examination  of any Stockholder,  for any purpose germane to the meeting,  during ordinary  business hours,  for a period of at least ten days  prior to the  meeting,  either at the place  within the city where the  meeting is to be held,  which  place  shall be specified in the notice of the meeting,  or, if not so  specified,  at the place where the meeting is to be held. The list shall also be produced and kept at the time and  place  of the  meeting  during  the  whole  time  thereof,  and may be inspected by any stockholder who is present.

ARTICLE IV - DIRECTORS

Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, which shall be a 1 minimum and 9 maximum in number.  The Directors need not be residents of this state or stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his resignation or removal.

Section 2. Regular Meetings:  Regular meetings of the Board shall be held without notice at the registered office of the corporation, or any other office of the corporation or at such other time and place as shall be determined by the Board.

Section 3. Special Meetings: Special Meetings of the Board may be called by the President on a 10 days notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in the like manner and on like notice on the written request of the majority of the Directors in office.

Section 4.  Quorum:  A majority of the total number of Directors shall constitute a quorum for the transaction of business.

Section 5.  Consent in Lieu of Meetings: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.  The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

Section 6. Conference Telephone: One or more Directors may participate in a meeting of the Board,  of a committee  of the Board or of the  stockholders,  by means of conference  telephone or similar  communications  equipment by means of which  all   persons   participating   in  the  meeting  can  hear  each  other; participation  in this  manner  shall  constitute  presence  in  person  at such meeting.

Section 7.  Compensation:  Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allotted for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any Director from serving the corporation in an capacity and receiving compensation thereof.

Section 8.  Removals:  Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no Director may be removed  without cause if the votes cast against his removal would be sufficient to elect him if then  cumulatively  voted at an election of the entire  Board of Directors,  or if there be classes of Directors,  at an election of the class of Directors of which he is a part.

ARTICLE V - OFFICERS

Section 1. The executive  officers of the  corporation  shall chosen by the directors  and  shall be a  President,  Secretary  and  Treasurer.  The Board of Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem  necessary.  Any number of officers may be held by the same person.

Section 2. Salaries: Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 3. Term of office:  The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified.  Any officer or agent elected or appointed by the board may be removed by the Board of Directors whenever in its  judgment  the best  interest of the corporation will be served thereby.

Section 4. President: The president shall be the chief executive officer of the  corporation;  he shall  preside at all  meetings  of the  stockholders  and directors;  he shall have general and active  management  of the business of the corporation,  shall see that all orders and resolutions of the board are carried into  effect,  subject,  however to the right of the  Directors  to delegate any specific powers,  except such as may be by statute exclusively  conferred on the president, to any other officer or officers of the corporation.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.  He shall be EX-OFFICIO a member of all committees, and shall have general power and duties of supervision and management usually vested in the office of President of a corporation.

Section  5.  Secretary:  The secretary shall attend all sessions of the Board and all meetings of stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required.  He shall  give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or  President, and under whose supervision  he shall be. He shall keep in a safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 6.  Treasurer:  The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation.  He shall disburse the funds of the  corporation an may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and  Directors,  at the  regular  meetings of the Board,  or  whenever  they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

ARTICLE VI - VACANCIES

Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies  and  newly  created  directorships  resulting  from any  increase  in authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by sole remaining Director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with the responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Provisions of these By-Laws.

Section  2.  Resignations  Effective  at  Future  Date:  When  one or  more Directors shall resign from the Board, effective at some future date, a majority of Directors then in office, including those who have resigned, shall have power to fill such  vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE VII - CORPORATE RECORDS

Section 1. Any  stockholder  of record,  in person or by  attorney or other agent,  shall, upon written demand under oath stating the purpose thereof,  have the right  during the usual  hours for  business  to inspect for any purpose the corporations  stock ledger, a list of its stockholders,  and its other books and records, and to make copies or extract therefrom. A purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an  attorney  or other  agent  shall be the  person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other  writing  which  authorizes  the attorney or other agent to so act on behalf of the  stockholder.  The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are used.  They shall bear the corporate seal and shall be signed by the President and Secretary

Section 2. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates thereof, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing.  No transfer shall be made which is inconsistent with law.

Section 3. Lost  Certificates:  The corporation may issue a new certificate of stock in place of any  certificate  therefore  signed by it,  alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative,  to give the corporation a bond to indemnify it against any claim that may be made against it on account of the alleged loss,  theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Record Date:  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate  action in writing without a meeting, or entitled to receive payment of any dividend or other distribution  or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days  prior to any other action.

If no record date is fixed:
(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be on the day on which the first written consent is expressed.
(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(d) A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

Section 5. Dividends:  The Board of Directors may declare and pay dividends upon the  outstanding  shares of the  corporation  from time to time and to such extent as they deem  advisable,  in the manner and upon the terms and conditions provided by statute and the certificate of Incorporation.

Section 6. Reserves:  Before payment of any dividend there may be set aside out of the net profits of the corporation such sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes  as  the  Directors shall think conducive to the interests of the corporation, and the Directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX - MISCELLANEOUS PROVISIONS

Section 1.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors, may from time to time designate.

Section 2.  Fiscal Year:  The fiscal year shall begin on the first day of JANUARY, or as fixed by the Board of Directors.

Section 3. Notice:  Whenever  written notice is required to be given to any person,  it may be given to such person,  either personally or by sending a copy thereof  through  the mail,  or by  telegram,  charges  prepaid,  to his address appearing on the books of the corporation, or supplied by him to the corporation for the  purpose of notice.  If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

Section 4. Waiver of Notices:  Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving of such notice.  Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.  Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5.  Disallowed Compensation:  Any payments made to an officer or employee of the corporation such as salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance.  It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer or employee, subject to the determination of the Directors, proportionate amounts may be withheld from future compensation payments until the amount owed to the corporation has been recovered.

Section  6.  Resignations:  Any Director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time fixed in the resignation and then from that date. The acceptance of a resignation shall be required to make it effective.

ARTICLE X - ANNUAL STATEMENT

Section 1. The President and the Board of Directors shall present at each annual meeting a full complete statement of the business and affairs of the corporation for the preceding year.  Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by certified public accountant.

ARTICLE XI - AMENDMENTS

Section 1.  These By-Laws may be amended or repealed by the vote of stockholders   entitled to cast at least a majority of votes which all stockholders are entitled to cast thereon, at any regular or special meeting of stockholders, duly convened after notice to the stockholders of the purpose.